Exhibit 99(a)

[WACHOVIA
GRAPHIC]
Contacts:
Mary Eshet 704-383-7777
Christy Phillips 704-383-8178

Investor Contacts:
Alice Lehman 704-374-4139
Ellen Taylor 704-383-1381

Press Release January 16, 2003

WACHOVIA REPORTS 4th QUARTER GAAP NET INCOME OF 66 CENTS PER SHARE

Full Year 2002 Earnings Were $3.6 Billion, Or $2.60 Per Share

4th QUARTER 2002 HIGHLIGHTS

•	Quarterly GAAP earnings per share increased 22 percent from fourth quarter 2001.
•	GAAP net income included merger-related and restructuring expenses of $92 million, or $0.06 per share, in the fourth quarter and $243 million, or $0.18, in the full year.
•	Customer satisfaction scores improved for the 15th consecutive quarter.
•	Florida branch and deposit conversion successfully completed.
•	Average low-cost core deposits increased 16 percent from fourth quarter 2001.
•	Mutual fund assets rose 9 percent to $113 billion; fund family ranks 11th in the nation compared with 19th in fourth quarter 2001.
•	Nonperforming assets, including loans held for sale, declined 4 percent from the fourth quarter of 2001 and 7 percent from third quarter 2002.
•	Tier 1 capital ratio improved to 8.23 percent from 7.04 percent in fourth quarter 2001.

Earnings Highlights
	Three Months Ended
	December 31,	September 30,	December 31,

(In millions, except per share data)	2002	2002	2001

Earnings
Net income available to common stockholders	$891	913	730
Diluted earnings per common share (a)	$0.66	0.66	0.54

Financial ratios
Return on average common stockholders’ equity	11.07%	11.63	10.15
Net interest margin	3.86	3.95	3.85
Fee and other income as % of total revenue	43.89%	42.86	45.33

Capital adequacy (b)
Tier 1 capital ratio	8.23%	8.11	7.04
Total capital ratio	12.04	12.02	11.08
Leverage ratio	6.73%	6.82	6.19

Asset quality
Allowance as % of nonaccrual and restructured loans	177%	163	195
Allowance as % of loans, net	1.72	1.81	1.83
Net charge-offs as % of average loans, net	0.52	0.59	0.93
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	1.11%	1.23	1.13

(a)    Reported diluted earnings per common share included $0.06 per share of merger-related and restructuring expenses in the fourth quarter of 2002.
(b)    The fourth quarter of 2002 is based on estimates.

WACHOVIA REPORTS 4TH QUARTER 2002 EARNINGS

CHARLOTTE, N.C. – Wachovia Corp. (NYSE:WB) today reported fourth quarter 2002 net income available to common stockholders of $891 million, or $0.66 per share. These earnings included $92 million, or $0.06 per share, of after-tax net merger-related and restructuring expenses. Fourth quarter 2002 results also reflected a lower tax provision due primarily to the recognition of the remaining tax benefit related to the company’s loss on its investment in The Money Store. This tax benefit was fully offset by credit and legal actions initiated in the quarter as part of the company’s ongoing efforts to reduce risk.

Full year 2002 net income available to common stockholders was $3.6 billion, or $2.60 per share. Results in 2002 included $243 million, or $0.18 per share, of after-tax net merger-related and restructuring expenses.

“Our strong fourth quarter performance caps a year of superb execution on our goals. We delivered on all of our promises – we expanded distribution, reduced risk, controlled expenses and built capital, which enabled us to regain a double A (Aa3) Moody’s debt rating,” said Ken Thompson, president and CEO. “Our people have much to be proud of – their great teamwork and dedication helped us meet each merger integration milestone on time and on budget. In fact, we exceeded our merger expense efficiency goal by 23 percent. And through a year of new product rollouts, systems conversion and merger integration, our customer service rankings improved for the 15th consecutive quarter and we emerged as best-in-class among the major banks in our footprint.

“Each line of business focused on the fundamentals and showed excellent progress against strong economic headwinds,” he added. “Our balanced business model and broad distribution enabled us in 2002 to grow client assets in mutual funds 9 percent, annuities sales 22 percent, and low-cost core deposits 16 percent despite the very difficult economic environment.

“In addition, we are pleased that our improved performance enabled us to increase the dividend an annualized 8 percent. And we’re particularly proud of generating a total return to stockholders of 19.5 percent in 2002, best among the 50 largest U.S. banks.”

Wachovia Corporation
	Three Months Ended
	December 31,	September 30,	December 31,

(In millions)	2002	2002	2001

Total revenue (Tax-equivalent)	$4,507	4,410	4,544
Provision for loan losses	308	435	381
Noninterest expense	3,042	2,945	3,030
Net income available to common stockholders	891	913	730
Average loans, net	153,036	151,676	162,839
Average core deposits	$171,000	167,452	161,043

Average loans in the fourth quarter of 2002 were $153 billion, up modestly from the previous quarter and down from the fourth quarter of 2001, reflecting higher consumer loan balances dampened by continued lower corporate loan demand. Average loans declined $9.8 billion from the previous year due to loan sales and securitizations, transfers to loans held for sale, and weak commercial loan demand. Average core deposits increased 2 percent from the previous quarter and 6 percent from the previous year to $171 billion, while average low-cost core deposits increased 4 percent from the previous quarter and 16 percent from the previous year to $124 billion.

WACHOVIA REPORTS 4TH QUARTER 2002 EARNINGS

Fourth quarter 2002 net charge-offs declined 11 percent from the third quarter of 2002 and 47 percent from the fourth quarter of 2001 to $199 million, or 0.52 percent of average net loans. Total nonperforming assets including loans held for sale declined 7 percent from the third quarter of 2002 and 4 percent from the fourth quarter of 2001 to $1.9 billion in the fourth quarter of 2002. In the full year of 2002, net charge-offs were $1.1 billion, or 0.73 percent of average net loans.

Lines of Business

General Bank

General Bank Highlights
	Three Months Ended
	December 31,	September 30,	December 31,

(In millions)	2002	2002	2001

Total revenue (Tax-equivalent)	$2,378	2,288	2,262
Provision for loan losses	144	114	130
Noninterest expense	1,318	1,256	1,239
Segment earnings	581	583	568
Average loans, net	106,081	101,429	97,054
Average core deposits	144,252	141,861	133,976
Economic capital, average	$5,531	5,520	5,346

The General Bank includes retail, small business and commercial customers. General Bank revenue increased 4 percent from the third quarter of 2002 and 5 percent from the fourth quarter a year ago. Key factors included solid growth in core deposits and residential mortgage-related revenues, investment sales through the branch system and continued strong debit card sales volume. Expenses rose largely due to higher variable compensation, technology and infrastructure upgrades, and nonrecurring personnel expenses. Average core deposits increased 2 percent from the third quarter of 2002 and 8 percent from the prior year. The increase in average low-cost core deposits was particularly strong at 4 percent from the prior quarter and 21 percent from the prior year. Average loans grew 5 percent from the third quarter of 2002 and 9 percent from the prior year, reflecting strength in consumer real estate-secured products. The General Bank added 87,000 net new checking accounts since December 31, 2001.

Capital Management

Capital Management Highlights
	Three Months Ended
	December 31,	September 30,	December 31,

(In millions)	2002	2002	2001

Total revenue (Tax-equivalent)	$773	754	809
Provision for loan losses	–	–	–
Noninterest expense	627	623	669
Segment earnings	92	83	88
Average loans, net	131	177	337
Average core deposits	1,487	1,314	1,505
Economic capital, average	$637	624	673

The Capital Management Group (CMG) includes asset management and retail brokerage services. CMG grew fourth quarter 2002 earnings 11 percent from third quarter 2002 and 5 percent from the fourth quarter of 2001 due to its broad product array, multi-distribution channels and tight expense controls despite the weak equities markets.

WACHOVIA REPORTS 4TH QUARTER 2002 EARNINGS

Annuity sales of $1.5 billion (including record bank annuity sales of $1.1 billion) and strong net mutual fund sales of $5.4 billion in the quarter drove revenue growth. Assets under management at December 31, 2002, were a record $232 billion, up 3 percent from December 31, 2001. Included in assets under management are mutual fund assets of a record $113 billion. The acquisitions of certain assets of E-Risk Services, LLC, a leading agency provider of management liability insurance, and of J.L. Kaplan Associates, LLC, a privately held investment management firm with $3 billion in assets under management, both closed in the fourth quarter of 2002.

Wealth Management

Wealth Management Highlights
	Three Months Ended
	December 31,	September 30,	December 31,

(In millions)	2002	2002	2001

Total revenue (Tax-equivalent)	$245	228	230
Provision for loan losses	6	3	4
Noninterest expense	174	163	160
Segment earnings	41	39	42
Average loans, net	9,028	8,854	8,148
Average core deposits	10,339	10,006	9,431
Economic capital, average	$353	345	318

Wealth Management includes private banking, personal trust, investment advisory services, charitable services, financial planning and insurance brokerage. Revenue increased 7 percent from both the third quarter of 2002 and the fourth quarter of 2001, led by strength in net interest income and insurance commissions, which offset soft investment management fees. Average loans grew 2 percent from the third quarter of 2002 and 11 percent year over year, while average core deposits, led by higher money market and checking account balances, rose 3 percent from the third quarter of 2002 and 10 percent from the fourth quarter of 2001. Expenses increased due to higher variable compensation costs and higher overhead expenses related to increased infrastructure investment. Wealth Management assets under management (included in the CMG total) declined 14 percent from December 31, 2001, to $66 billion at December 31, 2002, primarily due to lower equity market valuations year over year.

Corporate and Investment Bank

Corporate and Investment Bank Highlights
	Three Months Ended
	December 31,	September 30,	December 31,

(In millions)	2002	2002	2001

Total revenue (Tax-equivalent)	$946	936	1,087
Provision for loan losses	161	317	254
Noninterest expense	535	508	550
Segment earnings	155	67	177
Average loans, net	38,673	40,250	46,235
Average core deposits	13,491	12,832	12,625
Economic capital, average	$6,747	7,131	8,288

While weak market conditions dampened year over year revenue growth in the Corporate and Investment Bank, revenue grew modestly in the fourth quarter of 2002 compared with the previous quarter due to improved investment banking performance that resulted in 7 percent growth in fee income. Higher net principal investing losses more than offset

WACHOVIA REPORTS 4TH QUARTER 2002 EARNINGS

lower trading account losses in the quarter. The increase in expense from the previous quarter reflected severance expenses and higher incentive payments tied to higher revenue. The decline in expense from the fourth quarter of 2001 reflected reductions in personnel. Average loans declined due to weak overall loan demand.

Outlook

“While economic growth in 2003 may continue to be somewhat subdued, we expect some improvement over 2002,” said Thompson. “For our industry, we expect diminished credit problems and modestly better conditions in the financial markets. That bodes well for our customers, and we are well positioned to meet all of their needs. We feel very confident about our prospects in 2003.”

***

Wachovia Corporation (NYSE:WB), created through the September 1, 2001, merger of First Union and Wachovia, had assets of $342 billion and stockholders’ equity of $32 billion at December 31, 2002. Wachovia is a leading provider of financial services to retail, brokerage and corporate customers throughout the East Coast and the nation. The company operates full-service banking offices under the First Union and Wachovia names in 11 East Coast states and Washington, D.C., and offers full-service brokerage with offices in 49 of the 50 states. Global services are provided through more than 30 international offices. Online banking and brokerage products and services are available through wachovia.com.

Earnings Conference Call and Supplemental Materials

Wachovia President and CEO Ken Thompson and CFO Bob Kelly will review Wachovia’s fourth quarter 2002 results in a conference call and audio webcast beginning at 11 a.m. Eastern Time today. Supplemental materials relating to fourth quarter results are available on the Internet at wachovia.com/investor, and investors are encouraged to access these materials in advance of the conference call.

Webcast Instructions: To gain access to the webcast, which will be “listen-only,” go to wachovia.com/investor and click on the link “Wachovia Fourth Quarter Earnings Audio Webcast.” In order to listen to the webcast, you will need to download either Real Player or Media Player.

Teleconference Instructions: The telephone number for the conference call is 1-888-889-1954 for U.S. callers or 212-287-1616 for international callers. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: Kelly.

Replay: Thursday, January 16 at 2 p.m. through 5 p.m., Friday, February 14. Replay telephone number is 402-280-9967.

***

This news release may contain various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation’s actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated January 16, 2003.

WACHOVIA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Unaudited)

	2002				2001
	Fourth	Third	Second	First	Fourth
(Dollars in millions, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter

EARNINGS SUMMARY
Net interest income (Tax-equivalent)	$2,529	2,520	2,515	2,477	2,484
Fee and other income	1,978	1,890	2,110	2,027	2,060

Total revenue (Tax-equivalent)	4,507	4,410	4,625	4,504	4,544
Provision for loan losses	308	435	397	339	381
Other noninterest expense	2,750	2,686	2,622	2,609	2,691
Merger-related and restructuring expenses	145	107	143	(8)	88
Goodwill and other intangible amortization	147	152	161	168	251

Total noninterest expense	3,042	2,945	2,926	2,769	3,030

Income before income taxes (Tax-equivalent)	1,157	1,030	1,302	1,396	1,133
Income taxes (Tax-equivalent)	262	114	447	483	397

Net income	895	916	855	913	736
Dividends on preferred stock	4	3	6	6	6

Net income available to common stockholders	$891	913	849	907	730

Diluted earnings per common share	$0.66	0.66	0.62	0.66	0.54
Return on average common stockholders' equity	11.07%	11.63	11.52	12.74	10.15
Return on average assets	1.08%	1.13	1.09	1.17	0.91

ASSET QUALITY
Allowance as % of loans, net	1.72%	1.81	1.86	1.84	1.83
Allowance as % of nonperforming assets	161	149	150	162	175
Net charge-offs as % of average loans, net	0.52	0.59	0.97	0.83	0.93
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	1.11	1.23	1.24	1.21	1.13

CAPITAL ADEQUACY (a)
Tier I capital ratio	8.23%	8.11	7.83	7.49	7.04
Total capital ratio	12.04	12.02	11.89	11.56	11.08
Leverage ratio	6.73%	6.82	6.75	6.51	6.19

OTHER DATA
Average diluted common shares (In millions)	1,360	1,374	1,375	1,366	1,363
Actual common shares (In millions)	1,357	1,373	1,371	1,368	1,362
Dividends paid per common share	$0.26	0.26	0.24	0.24	0.24
Dividends paid per preferred share	0.04	0.04	0.06	0.06	0.06
Book value per common share	23.63	23.38	22.15	21.04	20.88
Common stock price	36.44	32.69	38.18	37.08	31.36
Market capitalization (In millions)	$49,461	44,887	52,347	50,716	42,701
Common stock to book price	154%	140	172	176	150
FTE employees	80,778	80,987	82,686	82,809	84,046
Total financial centers/brokerage offices	3,280	3,342	3,347	3,362	3,434
ATMs	4,560	4,604	4,617	4,618	4,675

(a)	The fourth quarter of 2002 is based on estimates.

WACHOVIA CORPORATION AND SUBSIDIARIES
OTHER FINANCIAL DATA
(Unaudited)

	2002				2001
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES
Net income	$987	983	944	908	799
Return on average assets	1.19%	1.21	1.20	1.17	0.99
Return on average common stockholders' equity	12.13	12.44	12.72	12.68	10.77
Overhead efficiency ratio	64.30%	64.33	60.19	61.66	64.74
Operating leverage	$36	(267)	113	125	902

EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, GOODWILL AND OTHER INTANGIBLE AMORTIZATION
Net income	$1,070	1,081	1,047	1,016	980
Dividend payout ratio on common shares	33.33%	33.33	31.58	32.43	33.80
Return on average tangible assets	1.34	1.39	1.39	1.36	1.27
Return on average tangible common stockholders' equity	21.52	22.84	24.66	25.30	23.56
Overhead efficiency ratio	61.04%	60.87	56.72	57.93	59.22
Operating leverage	$30	(275)	105	42	1,036

OTHER FINANCIAL DATA
Net interest margin	3.86%	3.95	3.97	3.91	3.85
Fee and other income as % of total revenue	43.89	42.86	45.63	45.00	45.33
Effective income tax rate	18.39	6.20	31.46	32.12	31.91
Tax rate (tax-equivalent) (a)	22.50%	11.20	34.27	34.60	35.04

AVERAGE BALANCE SHEET DATA
Commercial loans, net	$94,854	96,552	98,303	99,489	102,230
Consumer loans, net	58,182	55,124	56,782	57,575	60,609
Loans, net	153,036	151,676	155,085	157,064	162,839
Earning assets	260,968	254,673	253,679	254,739	257,577
Total assets	329,960	321,511	314,714	315,322	319,221
Core deposits	171,000	167,452	164,781	162,812	161,043
Total deposits	187,704	180,077	178,196	178,509	179,971
Interest-bearing liabilities	232,024	224,170	223,812	227,365	231,742
Stockholders' equity	$31,946	31,103	29,576	28,903	28,540

PERIOD-END BALANCE SHEET DATA
Commercial loans, net	$98,905	101,931	102,780	104,883	106,308
Consumer loans, net	64,192	55,611	56,020	57,411	57,493
Loans, net	163,097	157,542	158,800	162,294	163,801
Goodwill and other intangible assets
Goodwill	10,880	10,810	10,728	10,728	10,616
Deposit base	1,225	1,363	1,508	1,661	1,822
Customer relationships	239	222	229	237	244
Tradename	90	90	90	90	90
Total assets	341,839	333,880	324,679	319,853	330,452
Core deposits	175,743	173,697	166,779	165,759	169,310
Total deposits	191,518	187,785	180,663	180,033	187,453
Stockholders' equity	$32,078	32,105	30,379	28,785	28,455

(a)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	2002				2001
	Fourth	Third	Second	First	Fourth
(In millions, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter

INTEREST INCOME
Interest and fees on loans	$2,538	2,558	2,563	2,637	2,970
Interest and dividends on securities	978	935	906	856	876
Trading account interest	158	179	173	155	166
Other interest income	203	240	252	255	299

Total interest income	3,877	3,912	3,894	3,903	4,311

INTEREST EXPENSE
Interest on deposits	832	847	836	915	1,116
Interest on short-term borrowings	295	310	300	286	372
Interest on long-term debt	280	289	297	276	391

Total interest expense	1,407	1,446	1,433	1,477	1,879

Net interest income	2,470	2,466	2,461	2,426	2,432
Provision for loan losses	308	435	397	339	381

Net interest income after provision for loan losses	2,162	2,031	2,064	2,087	2,051

FEE AND OTHER INCOME
Service charges	421	432	420	425	426
Other banking fees	236	232	241	236	246
Commissions	473	458	481	464	448
Fiduciary and asset management fees	439	427	466	477	478
Advisory, underwriting and other investment banking fees	182	143	192	136	157
Trading account profits (losses)	(42)	(71)	33	104	66
Principal investing	(105)	(29)	(42)	(90)	(21)
Security gains (losses)	46	71	58	(6)	(16)
Other income	328	227	261	281	276

Total fee and other income	1,978	1,890	2,110	2,027	2,060

NONINTEREST EXPENSE
Salaries and employee benefits	1,681	1,588	1,665	1,663	1,663
Occupancy	202	195	194	195	210
Equipment	255	234	231	226	247
Advertising	16	20	25	19	21
Communications and supplies	143	136	132	134	142
Professional and consulting fees	126	111	96	88	113
Goodwill and other intangible amortization	147	152	161	168	251
Merger-related and restructuring expenses	145	107	143	(8)	88
Sundry expense	327	402	279	284	295

Total noninterest expense	3,042	2,945	2,926	2,769	3,030

Income before income taxes	1,098	976	1,248	1,345	1,081
Income taxes	203	60	393	432	345

Net income	895	916	855	913	736
Dividends on preferred stock	4	3	6	6	6

Net income available to common stockholders	$891	913	849	907	730

PER COMMON SHARE DATA
Basic earnings	$0.66	0.67	0.62	0.67	0.54
Diluted earnings	0.66	0.66	0.62	0.66	0.54
Cash dividends	$0.26	0.26	0.24	0.24	0.24
AVERAGE COMMON SHARES
Basic	1,350	1,362	1,360	1,355	1,352
Diluted	1,360	1,374	1,375	1,366	1,363

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Years Ended December 31,
(In millions, except per share data)	2002	2001

INTEREST INCOME
Interest and fees on loans	$10,296	10,537
Interest and dividends on securities	3,675	3,534
Trading account interest	665	760
Other interest income	950	1,269

Total interest income	15,586	16,100

INTEREST EXPENSE
Interest on deposits	3,430	4,744
Interest on short-term borrowings	1,191	1,736
Interest on long-term debt	1,142	1,845

Total interest expense	5,763	8,325

Net interest income	9,823	7,775
Provision for loan losses	1,479	1,947

Net interest income after provision for loan losses	8,344	5,828

FEE AND OTHER INCOME
Service charges	1,698	1,361
Other banking fees	945	806
Commissions	1,876	1,568
Fiduciary and asset management fees	1,809	1,643
Advisory, underwriting and other investment banking fees	653	492
Trading account profits	24	344
Principal investing	(266)	(707)
Security gains (losses)	169	(67)
Other income	1,097	856

Total fee and other income	8,005	6,296

NONINTEREST EXPENSE
Salaries and employee benefits	6,597	5,810
Occupancy	786	730
Equipment	946	879
Advertising	80	66
Communications and supplies	545	480
Professional and consulting fees	421	359
Goodwill and other intangible amortization	628	523
Merger-related and restructuring expenses	387	106
Sundry expense	1,292	878

Total noninterest expense	11,682	9,831

Income before income taxes	4,667	2,293
Income taxes	1,088	674

Net income	3,579	1,619
Dividends on preferred stock	19	6

Net income available to common stockholders	$3,560	1,613

PER COMMON SHARE DATA
Basic earnings	$2.62	1.47
Diluted earnings	2.60	1.45
Cash dividends	$1.00	0.96
AVERAGE COMMON SHARES
Basic	1,356	1,096
Diluted	1,369	1,105

WACHOVIA CORPORATION AND SUBSIDIARIES
LOANS - ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS
(Unaudited)

	2002				2001
	Fourth	Third	Second	First	Fourth
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter

ON-BALANCE SHEET LOAN PORTFOLIO
COMMERCIAL
Commercial, financial and agricultural	$56,501	57,899	57,984	60,385	61,258
Real estate—construction and other	6,849	7,558	8,035	8,137	7,969
Real estate—mortgage	16,655	16,967	17,349	17,186	17,234
Lease financing	22,667	22,616	22,044	22,223	21,958
Foreign	6,425	6,992	7,241	6,920	7,653

Total commercial	109,097	112,032	112,653	114,851	116,072

CONSUMER
Real estate—mortgage	24,979	17,527	19,803	20,901	22,139
Installment loans	38,817	37,889	35,940	36,073	34,666
Vehicle leasing	80	43	168	345	618

Total consumer	63,876	55,459	55,911	57,319	57,423

Total loans	172,973	167,491	168,564	172,170	173,495
Unearned income	9,876	9,949	9,764	9,876	9,694

Loans, net (on-balance sheet)	$163,097	157,542	158,800	162,294	163,801

MANAGED PORTFOLIO (a)

COMMERCIAL
On-balance sheet loan portfolio	$109,097	112,032	112,653	114,851	116,072
Securitized loans—off-balance sheet	2,218	2,288	2,318	5,816	5,827
Loans held for sale included in other assets	1,140	1,271	779	962	1,478

Total commercial	112,455	115,591	115,750	121,629	123,377

CONSUMER
Real estate—mortgage
On-balance sheet loan portfolio	24,979	17,527	19,803	20,901	22,139
Securitized loans—off-balance sheet	325	397	—	—	—
Securitized loans included in securities	6,223	7,268	5,761	5,219	5,344
Loans held for sale included in other assets	2,720	2,473	1,387	1,554	2,420

Total real estate—mortgage	34,247	27,665	26,951	27,674	29,903

Installment loans
On-balance sheet loan portfolio	38,817	37,889	35,940	36,073	34,666
Securitized loans—off-balance sheet	13,217	13,164	13,379	13,989	14,095
Securitized loans included in securities	11,093	11,695	8,918	9,230	9,776
Loans held for sale included in other assets	2,152	2,513	6,232	4,615	3,865

Total installment loans	65,279	65,261	64,469	63,907	62,402

Vehicle leasing—on-balance sheet loan portfolio	80	43	168	345	618

Total consumer	99,606	92,969	91,588	91,926	92,923

Total managed portfolio	$212,061	208,560	207,338	213,555	216,300

SERVICING PORTFOLIO (b)
Commercial	$59,336	53,611	50,001	47,657	42,210
Consumer	$2,272	2,490	1,773	1,844	2,900

(a) The managed portfolio includes the on-balance sheet loan portfolio, loans securitized for which the assets are classified in securities on-balance sheet, loans held for sale that are classified in other assets on-balance sheet and the off-balance sheet portfolio of securitized loans sold, where we service the loans.
(b) The servicing portfolio consists of third party commercial and consumer loans for which our sole function is that of servicing the loans for the third parties.

WACHOVIA CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING ASSETS
(Unaudited)

	2002				2001
	Fourth	Third	Second	First	Fourth
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter

ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$2,847	2,951	2,986	2,995	3,039
Provision for loan losses relating to loans transferred to other assets or sold	109	211	23	14	3
Provision for loan losses	199	224	374	325	378
Allowance relating to loans acquired, transferred to other assets or sold	(158)	(315)	(58)	(23)	(47)
Net charge-offs	(199)	(224)	(374)	(325)	(378)

Balance, end of period	$2,798	2,847	2,951	2,986	2,995

as % of loans, net	1.72%	1.81	1.86	1.84	1.83

as % of nonaccrual and restructured loans (a)	177%	163	163	177	195

as % of nonperforming assets (a)	161%	149	150	162	175

LOAN LOSSES
Commercial, financial and agricultural	$136	160	319	275	333
Real estate—commercial construction and mortgage	12	5	3	2	2
Real estate—residential mortgage	1	3	1	4	–
Installment loans and vehicle leasing	91	91	86	100	90

Total loan losses	240	259	409	381	425

LOAN RECOVERIES
Commercial, financial and agricultural	24	17	16	36	30
Real estate—commercial construction and mortgage	–	–	2	–	1
Real estate—residential mortgage	1	–	–	–	–
Installment loans and vehicle leasing	16	18	17	20	16

Total loan recoveries	41	35	35	56	47

Net charge-offs	$199	224	374	325	378

Commercial loans net charge-offs as % of average commercial loans, net (b)	0.53%	0.61	1.24	0.97	1.19
Consumer loans net charge-offs as % of average consumer loans, net (b)	0.52	0.56	0.48	0.59	0.48
Total net charge-offs as % of average loans, net (b)	0.52%	0.59	0.97	0.83	0.93

NONPERFORMING ASSETS
Nonaccrual loans
Commercial, financial and agricultural	$1,269	1,440	1,456	1,371	1,294
Real estate—commercial construction and mortgage	105	137	144	128	87
Real estate—residential mortgage	79	62	60	58	60
Installment loans and vehicle leasing	132	112	145	128	93

Total nonaccrual loans	1,585	1,751	1,805	1,685	1,534
Foreclosed properties (c)	150	156	156	159	179

Total nonperforming assets	$1,735	1,907	1,961	1,844	1,713

Nonperforming loans included in loans held for sale (d)	$138	115	108	213	228
Nonperforming assets included in loans and in loans held for sale	$1,873	2,022	2,069	2,057	1,941

as % of loans, net, and foreclosed properties (a)	1.06%	1.21	1.23	1.14	1.04

as % of loans, net, foreclosed properties and loans in other assets as held for sale (d)	1.11%	1.23	1.24	1.21	1.13

Accruing loans past due 90 days	$304	284	250	275	288

(a) These ratios do not include nonperforming loans included in loans held for sale.
(b) Annualized.
(c) Restructured loans are insignificant.
(d) These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale, which are included in other assets, are recorded at the lower of cost or market value, and accordingly, the amount shown and included in the ratios is net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	2002				2001
(In millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

ASSETS
Cash and due from banks	$12,264	11,930	10,668	10,038	13,917
Interest-bearing bank balances	3,512	3,561	2,269	3,356	6,875
Federal funds sold and securities purchased under resale agreements	9,160	7,132	11,541	13,154	13,919

Total cash and cash equivalents	24,936	22,623	24,478	26,548	34,711

Trading account assets	33,155	35,902	34,570	28,227	25,386
Securities	75,804	72,071	60,999	57,382	58,467
Loans, net of unearned income	163,097	157,542	158,800	162,294	163,801
Allowance for loan losses	(2,798)	(2,847)	(2,951)	(2,986)	(2,995)

Loans, net	160,299	154,695	155,849	159,308	160,806

Premises and equipment	4,903	5,422	5,494	5,596	5,719
Due from customers on acceptances	1,051	1,080	1,105	888	745
Goodwill	10,880	10,810	10,728	10,728	10,616
Intangible assets	1,554	1,675	1,827	1,988	2,156
Other assets	29,257	29,602	29,629	29,188	31,846

Total assets	$341,839	333,880	324,679	319,853	330,452

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Noninterest-bearing deposits	44,640	44,186	39,558	39,323	43,464
Interest-bearing deposits	146,878	143,599	141,105	140,710	143,989

Total deposits	191,518	187,785	180,663	180,033	187,453
Short-term borrowings	47,093	41,146	46,109	46,559	44,385
Bank acceptances outstanding	1,061	1,093	1,110	892	762
Trading account liabilities	16,983	17,760	14,108	10,261	11,437
Other liabilities	13,444	14,233	14,379	13,387	16,227
Long-term debt	39,662	39,758	37,931	39,936	41,733

Total liabilities	309,761	301,775	294,300	291,068	301,997

STOCKHOLDERS' EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at December 31, 2002	—	2	5	11	17
Common stock, $3.33 1/3 par value; authorized 3 billion shares, outstanding 1.357 billion shares at December 31, 2002	4,524	4,577	4,570	4,559	4,539
Paid-in capital	18,070	18,233	18,106	17,989	17,911
Retained earnings	7,349	7,221	6,663	6,136	5,551
Accumulated other comprehensive income, net	2,135	2,072	1,035	90	437

Total stockholders' equity	32,078	32,105	30,379	28,785	28,455

Total liabilities and stockholders' equity	$341,839	333,880	324,679	319,853	330,452

WACHOVIA CORPORATION AND SUBSIDIARIES
NET INTEREST INCOME SUMMARIES (a)
(Unaudited)

	FOURTH QUARTER 2002			THIRD QUARTER 2002
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid

ASSETS
Interest-bearing bank balances	$3,416	14	1.59%	$2,891	14	1.90%
Federal funds sold and securities purchased under resale agreements	9,507	74	3.08	10,474	82	3.11
Trading account assets	14,683	178	4.83	14,945	194	5.17
Securities	71,355	1,004	5.63	62,917	961	6.11
Loans
Commercial
Commercial, financial and agricultural	57,108	1,072	7.45	57,571	1,068	7.36
Real estate – construction and other	7,133	68	3.80	7,809	81	4.10
Real estate – mortgage	16,770	214	5.06	17,188	228	5.26
Lease financing	7,112	187	10.53	7,105	189	10.65
Foreign	6,731	58	3.43	6,879	59	3.41

Total commercial	94,854	1,599	6.70	96,552	1,625	6.68

Consumer
Real estate – mortgage	19,295	296	6.12	18,970	294	6.20
Installment loans and vehicle leasing	38,887	656	6.71	36,154	652	7.17

Total consumer	58,182	952	6.51	55,124	946	6.84

Total loans	153,036	2,551	6.63	151,676	2,571	6.74

Other earning assets	8,971	115	5.11	11,770	144	4.86

Total earning assets	260,968	3,936	6.01	254,673	3,966	6.20

Cash and due from banks	10,636			9,955
Other assets	58,356			56,883

Total assets	$329,960			$321,511

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Savings and NOW accounts	50,031	171	1.35	49,156	199	1.61
Money market accounts	45,618	252	2.19	43,495	239	2.18
Other consumer time	34,833	331	3.78	36,029	347	3.82
Foreign	8,030	33	1.59	6,491	30	1.84
Other time	8,674	45	2.06	6,134	32	2.07

Total interest-bearing deposits	147,186	832	2.24	141,305	847	2.38
Federal funds purchased and securities sold under repurchase agreements	32,404	238	2.92	31,884	241	3.00
Commercial paper	2,794	6	0.79	2,999	9	1.18
Other short-term borrowings	9,525	51	2.16	9,505	60	2.49
Long-term debt	40,115	280	2.79	38,477	289	3.00

Total interest-bearing liabilities	232,024	1,407	2.41	224,170	1,446	2.56

Noninterest-bearing deposits	40,518			38,772
Other liabilities	25,472			27,466
Stockholders' equity	31,946			31,103

Total liabilities and stockholders' equity	$329,960			$321,511

Interest income and rate earned		$3,936	6.01%		$3,966	6.20%
Interest expense and equivalent rate paid		1,407	2.15		1,446	2.25

Net interest income and margin (b)		$2,529	3.86%		$2,520	3.95%

(a) Certain amounts presented in periods prior to the fourth quarter of 2002 have been reclassified to conform to the presentation in the fourth quarter of 2002.
(b) The net interest margin includes (in basis points): 42, 38, 39, 47 and 27 in the fourth, third, second and first quarters of 2002 and in the fourth quarter of 2001, respectively, in net interest income from hedge-related derivative transactions.

WACHOVIA CORPORATION AND SUBSIDIARIES
NET INTEREST INCOME SUMMARIES (a)
(Unaudited)

SECOND QUARTER 2002			FIRST QUARTER 2002			FOURTH QUARTER 2001
		Average			Average			Average
	Interest	Rates		Interest	Rates		Interest	Rates
Average	Income/	Earned/	Average	Income/	Earned/	Average	Income/	Earned/
Balances	Expense	Paid	Balances	Expense	Paid	Balances	Expense	Paid

$2,613	13	2.02%	$4,341	22	2.07%	$3,333	21	2.50%
10,835	85	3.18	12,020	93	3.13	11,784	99	3.32
15,503	186	4.79	13,954	165	4.77	12,245	175	5.71
58,282	933	6.40	56,287	884	6.29	55,708	905	6.49
58,534	1,027	7.03	59,927	1,049	7.10	62,220	1,202	7.67
8,115	84	4.19	8,126	86	4.28	7,919	101	5.02
17,310	231	5.36	17,163	238	5.61	17,139	263	6.10
7,286	193	10.60	7,442	193	10.37	7,578	199	10.51
7,058	60	3.37	6,831	62	3.71	7,374	81	4.34

98,303	1,595	6.50	99,489	1,628	6.62	102,230	1,846	7.17

20,104	318	6.34	21,444	354	6.60	24,032	414	6.90
36,678	664	7.25	36,131	668	7.49	36,577	724	7.87

56,782	982	6.93	57,575	1,022	7.16	60,609	1,138	7.49

155,085	2,577	6.66	157,064	2,650	6.82	162,839	2,984	7.29

11,361	154	5.42	11,073	140	5.13	11,668	179	6.11

253,679	3,948	6.23	254,739	3,954	6.26	257,577	4,363	6.74

10,110			10,553			10,313
50,925			50,030			51,331

$314,714			$315,322			$319,221

49,341	183	1.49	48,931	175	1.45	47,527	222	1.85
40,035	224	2.25	37,589	265	2.86	35,023	282	3.19
36,956	365	3.96	38,166	399	4.24	40,931	484	4.70
7,195	33	1.88	7,578	35	1.85	8,603	56	2.58
6,220	31	1.93	8,119	41	2.09	10,325	72	2.73

139,747	836	2.40	140,383	915	2.64	142,409	1,116	3.11
31,894	229	2.88	31,940	211	2.68	33,028	298	3.59
3,025	8	1.17	3,435	10	1.15	3,709	29	3.07
10,039	63	2.51	10,550	65	2.51	9,617	45	1.86
39,107	297	3.04	41,057	276	2.69	42,979	391	3.64

223,812	1,433	2.57	227,365	1,477	2.63	231,742	1,879	3.22

38,449			38,126			37,562
22,877			20,928			21,377
29,576			28,903			28,540

$314,714			$315,322			$319,221

	$3,948	6.23%		$3,954	6.26%		$4,363	6.74%
	1,433	2.26		1,477	2.35		1,879	2.89

	$2,515	3.97%		$2,477	3.91%		$2,484	3.85%

WACHOVIA CORPORATION AND SUBSIDIARIES
NET INTEREST INCOME SUMMARIES (a)
(Unaudited)

	YEAR ENDED 2002			YEAR ENDED 2001
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid

ASSETS
Interest-bearing bank balances	$3,312	63	1.90%	$2,359	92	3.92%
Federal funds sold and securities purchased under resale agreements	10,702	334	3.13	9,458	400	4.23
Trading account assets	14,774	723	4.89	12,965	782	6.03
Securities	62,253	3,782	6.08	51,681	3,626	7.02
Loans
Commercial
Commercial, financial and agricultural	58,275	4,216	7.23	56,094	4,572	8.15
Real estate—construction and other	7,793	319	4.10	4,726	281	5.95
Real estate—mortgage	17,107	911	5.33	11,466	776	6.77
Lease financing	7,235	762	10.54	6,548	685	10.46
Foreign	6,875	239	3.48	6,109	339	5.55

Total commercial	97,285	6,447	6.63	84,943	6,653	7.83

Consumer
Real estate—mortgage	19,945	1,262	6.33	19,741	1,416	7.17
Installment loans and vehicle leasing	36,967	2,640	7.14	29,164	2,513	8.61

Total consumer	56,912	3,902	6.86	48,905	3,929	8.03

Total loans	154,197	10,349	6.71	133,848	10,582	7.91

Other earning assets	10,790	553	5.12	10,683	777	7.28

Total earning assets	256,028	15,804	6.17	220,994	16,259	7.36

Cash and due from banks	10,313			8,784
Other assets	54,079			40,525

Total assets	$320,420			$270,303

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Savings and NOW accounts	49,367	728	1.47	41,979	1,012	2.41
Money market accounts	41,711	980	2.35	23,461	944	4.02
Other consumer time	36,486	1,442	3.95	36,037	1,941	5.39
Foreign	7,323	131	1.78	7,318	294	4.01
Other time	7,285	149	2.04	11,916	553	4.64

Total interest-bearing deposits	142,172	3,430	2.41	120,711	4,744	3.93
Federal funds purchased and securities sold under repurchase agreements	32,031	919	2.87	28,055	1,364	4.86
Commercial paper	3,061	33	1.08	2,912	112	3.84
Other short-term borrowings	9,901	239	2.42	9,719	260	2.68
Long-term debt	39,683	1,142	2.88	38,538	1,845	4.79

Total interest-bearing liabilities	226,848	5,763	2.54	199,935	8,325	4.16

Noninterest-bearing deposits	38,972			30,796
Other liabilities	24,208			19,351
Stockholders' equity	30,392			20,221

Total liabilities and stockholders' equity	$320,420			$270,303

Interest income and rate earned		$15,804	6.17%		$16,259	7.36%
Interest expense and equivalent rate paid		5,763	2.25		8,325	3.77

Net interest income and margin (b)		$10,041	3.92%		$7,934	3.59%

(a) Certain amounts presented in 2001 have been reclassified to conform to the presentation in 2002.
(b) The net interest margin includes (in basis points) : 41 and 18 for the years ended 2002 and 2001, respectively, in net interest income from hedge-related derivative transactions.